EXHIBIT 21.1

                    PrimeSource Healthcare, Inc. Subsidiaries


     1.     Cathtec, Inc., a Massachusetts corporation (not operational).

     2. Fiber Imaging Technologies, Inc., a Massachusetts corporation (not operational).

     3.     CardioDyne,   Incorporated,   a   Massachusetts   corporation   (not
            operational).

     4.     PrimeSource Surgical, Inc., a Delaware corporation.

     5.     Bimeco, Inc., a Florida corporation.

     6.     Ruby Merger Sub, Inc., a Delaware corporation